Exhibit 10.2

NOTES REDEMPTION, WARRANTS CANCELLATION AND EXCHANGE,

LIMITED WAIVER, CONSENT AND RELEASE AGREEMENT

This NOTES REDEMPTION, WARRANTS CANCELLATION AND EXCHANGE, LIMITED WAIVER, CONSENT AND RELEASE AGREEMENT (this “Agreement”), dated as of July 22, 2025 (the “Effective Date”), is entered into by and among Fusion Fuel Green PLC, an Irish public limited company (the “Company”) and the investor signatory hereto (the “Holder”). Each of the Company and the Holder are sometimes referred to in this Waiver individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A.  The Company intends to conduct a private placement (the “PIPE”) to sell Class A ordinary shares of the Company, with a nominal value of $0.0035 per share (“Class A Ordinary Shares”), and/or other securities of the Company. The Company also contemplates conducting certain other transactions.

B. On January 10, 2025, the Company and certain investors which may include the Holder (the “January Buyers”) executed and delivered that certain Securities Purchase Agreement (the “January Purchase Agreement”), pursuant to which, among other things, the Company issued certain Notes (as defined in the January Purchase Agreement, the “January Notes”) and Warrants (as defined in the January Purchase Agreement, the “January Warrants”).

C. On February 28, 2025, the Company and certain investors which may include the Holder (the “February Buyers”, collectively with the January Buyers, the “Buyers”) executed and delivered that certain Securities Purchase Agreement (the “February Purchase Agreement”, and together with the January Purchase Agreement, the “Purchase Agreements”), pursuant to which, among other things, the Company issued certain Notes (as defined in the February Purchase Agreement) (the “February Notes”, and together with the January Notes, the “Notes”), and Warrants (as defined in the February Purchase Agreement) (the “February Warrants”, and together with the January Warrants, the “Warrants”) to such February Buyers.

D.  Pursuant to Section 8 of the Notes, the Company desires to redeem, to the extent not previously converted or repaid, the Notes that were issued to the Holder by the Company on January 10, 2025 and March 3, 2025, copies of which are attached hereto as Exhibit A, from the Holder, upon the consummation of the PIPE and the Holder desires to sell the Notes to the Company such unconverted and unrepaid portion of the Notes at such redemption.

E.  The Company and the Holder desire to cancel the Warrants that were issued to the Holder by the Company on January 10, 2025 and March 3, 2025, copies of which are attached hereto as Exhibit B, and exchange them for new warrants to purchase Class A Ordinary Shares, in the form attached hereto as Exhibit C (the “New Warrants”), upon the consummation of the PIPE (the “Warrants Cancellation and Exchange”), with such exchange being conducted in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

F.  The Parties have therefore determined that it is in their mutual interest to waive the application of, and release any claims with respect to, the following provisions of the Purchase Agreements for the limited purpose of allowing the Company to conduct any Subsequent Placements (as defined in the Purchase Agreements), redemptions, cash dividends, share splits, reverse share splits, and any other subsequent transactions of the Company, and omit from performing any remaining post-closing conditions, without being subject to any price-based antidilution adjustments, resets, or similar effects, participation rights, or cash payment requirements upon changes of control, including any change of control redemption rights (together the “Subsequent Transactions”), without waiving any other condition, restriction, or other requirements under the Purchase Agreements: Sections 4(j), 4(k), 4(n), 4(o), 4(r), 4(t) and 4(aa) of the Purchase Agreements (collectively, the “Waived and Released Provisions”).

G.  The Company conducted an “at the market offering” (as defined in Rule 415(a)(4) promulgated under the Securities Act), under a sales agreement (as may be amended from time to time, the “ATM Agreement”) between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), under which the Company may offer and sell Class A ordinary shares through Wainwright, as sales agent (the “ATM Offering”).

H. The Parties entered into a Limited Waiver (the “Waiver”), dated as of March 18, 2025, pursuant to which the Holder agreed to the Holder Limited Waiver (as defined in the Waiver) subject to the Subsequent Placement Optional Redemption Condition (as defined in the Waiver) and sets forth specific requirements for the Company to make payments of certain percentage of the ATM Proceeds (as defined in the Waive) to the Holder. The Parties have determined that it is in their mutual interest to waive the application of, and release any claims with respect to the requirement to make such payments under the Waiver (the “ATM Payments Waiver”).

I.  Concurrently herewith, the Company has also requested that each other Buyer (collectively, the “Other Investors”) enter into waivers in form and substance identical to this Waiver (each, an “Other Waiver”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties, intending to be legally bound, hereby agree as follows:

1. Notes Redemption. Pursuant to Section 8 of each of the Notes, the Company shall redeem, to the extent not previously converted or repaid, the Notes from the Holder, at the total redemption price set forth on Schedule A hereto (the “Redemption Price”). The Company shall pay the Redemption Price to the Holder in cash by wire transfer of immediately available funds to the account designated by the Holder, on the date of, or within one (1) Business Day after the closing of the PIPE. Upon receipt of the Redemption Price in full, the Holder shall surrender the redeemed portion of the Notes to the Company for cancellation, and such portion of the Notes shall automatically be deemed canceled and shall not be reissued. All rights and obligations of the Holder under the redeemed portion of the Notes shall terminate, and the Holder shall have no further claim against the Company with respect to such redeemed portion of the Notes.

2. Warrants Cancellation and Exchange. The Company and the Holder agree to the Warrants Cancellation and Exchange. The Warrant Cancellation and Exchange is being conducted in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act and the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act, the New Warrants issued in exchange for the Warrants will tack back to the original date of closing and/or funding in connection with which the Warrants were issued all pursuant to Rule 144 and the Company agrees not to take a position to the contrary. The New Warrants shall have the exercise price and shall be exercisable for the number of Class A Ordinary Shares set forth on Schedule A hereto. The Warrants shall be cancelled and irrevocably and unconditionally forfeited without any payment of any form and without any liability to any party (or any affiliate of such party) hereto. From and after the date of this Agreement, the Warrants will be of no further force or effect, and the rights and obligations of each of the parties thereunder shall terminate, and Holder hereby relinquishes, on behalf of itself, its affiliates, successors and assigns, all rights currently or hereafter existing under the Warrants. The Holder, on behalf of itself and on behalf of its affiliates and representatives, beneficiaries, executors, trustees, administrators, successors, heirs, assigns of any of the foregoing (each a “Holder Related Party”), hereby releases, remises and forever discharges any and all rights and claims that any Holder Related Party has had, now has or might have against the Company and its affiliates under or in respect of the Warrants, except for rights and claims arising from or in connection with this Agreement.

3. Waiver of the Waived and Released Provisions With Respect to the Subsequent Transactions, and Consent Thereto. Upon payment of the Redemption Price, the Holder shall waive and consent to the waiver of any rights, restrictions and conditions set forth in the Waived and Released Provisions that would be applicable under the Purchase Agreements in relation to any Subsequent Transactions (the “Waived Matters”). Upon payment of the Redemption Price, the application of any such rights, restrictions and conditions that would be applicable in connection with any of the Waived Matters shall be waived in their entirety, and the Holder shall consent to such waivers. Upon payment of the Redemption Price, the Holder shall waive any right to exercise, enforce, or attempt to exercise or enforce any such rights, restrictions and conditions that would be applicable in connection with any of the Waived Matters, and the Holder shall consent to the foregoing. Such waiver and consent shall apply both retroactively to any actions or events relating to the Subsequent Transactions that occurred on or before the date of this Agreement, and prospectively to any actions or events relating to the Subsequent Transactions that occur after the date of this Agreement to the extent reasonably foreseeable by each of the Parties.

4. The ATM Payments Waiver. Upon payment of the Redemption Price, the Holder shall grant the Company the ATM Payments Waiver. The ATM Payments Waiver set forth in this Agreement shall be limited to the matters expressly agreed to herein and should not be construed as an indication that the Holder would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

5. Release of Claims with Respect to Certain Matters. Upon payment of the Redemption Price, the Holder shall irrevocably waive, release, and discharge the Company and its affiliates, officers, directors, employees, agents, and representatives from any and all claims, demands, obligations, liabilities, causes of action, or rights of any kind, whether known or unknown, arising out of or relating to the application of the ATM Payments Waiver and the Waived Matters, including, without limitation, any claims for damages, penalties, or specific performance related thereto. Such release and discharge shall apply both retroactively and prospectively to any related actions or events that occur after the date of this Agreement to the extent reasonably foreseeable by each of the Parties.

6. Conditions to Effectiveness of Waiver, Consent and Release. This Agreement shall become effective upon receipt by the Company and the Holder of counterpart signatures to this Agreement duly executed and delivered by the Company and the Holder.

7. No Implied Waiver or Consent. Except as expressly set forth in this Agreement, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Holder under the Purchase Agreements, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained therein.

8. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Investor, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Waiver. Nothing contained herein or in any Other Waiver, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver, and it shall not be necessary for any of the Other Investors to be joined as an additional party in any proceeding for such purpose.

9. Most Favored Nations. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Other Investor with respect to any Other Waiver (each a “Settlement Document”), is or will be more favorable to such Other Investor (other than any reimbursement of legal fees) than those of the Holder and this Waiver. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Waiver shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Waiver shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.

10. Counterparts. This Agreement may be executed by the Parties in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11.  Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

12. Binding Agreement. This Agreement shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

13. Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

14. Complete Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

Fusion Fuel Green PLC

By:
Name:	John-Paul Backwell
Title:	Chief Executive Officer

HOLDER

[*]

By:
Name:
Title:

Schedule A

Holder	Total Redemption Price	Number of New Warrant Shares	New Warrants Exercise Price	New Warrants Expiration Date
[Redacted]	$0	49,516	[1]	January 10, 2028
		110,484		March 3, 2028
[Redacted]	$0	17,570		January 10, 2028
		12,276		March 3, 2028
[Redacted]	$0	40,920		March 3, 2028
[Redacted]	$0	31,946		January 10, 2028
[Redacted]	$0	31,946		January 10, 2028
TOTAL:	$0	294,658

[1]	Equal to the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)(1)(A)) immediately prior to the consummation of the PIPE.

Exhibit A

Senior Convertible Notes dated January 10, 2025 and March 3, 2025

(Separately Attached)

Exhibit B

Warrants to Purchase Ordinary Shares dated January 10, 2025 and March 3, 2025

(Separately Attached)

Exhibit C

Form of New Warrants

(Separately Attached)